UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 16, 2021

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	EVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 16, 2021, Enviva Partners, LP (NYSE: EVA) (“Enviva” or the “Partnership”) entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”) by and among the Partnership, certain other subsidiaries of the Partnership, Barclays Bank PLC as administrative agent and collateral agent, and the other lenders and issuing banks party thereto. The Sixth Amendment, among other things, amends and restates, in its entirety, the Credit Agreement entered into as of April 9, 2015 (as amended previously and by the Sixth Amendment, the “Credit Agreement”) among the Partnership, the lenders identified therein, and Barclays Bank PLC, as administrative agent and collateral agent in order to, among other things:

•	increase the total revolving credit commitments under the Credit Agreement from $350.0 million to $525.0 million, and total commitments for letters of credit from $50.0 million to $80.0 million;

•	extend the maturity date of the Credit Agreement to April 16, 2026;

•	decrease the applicable margins pursuant to which interest payable on base rate or Eurodollar rate borrowings are calculated by 25 basis points, such that the applicable margin for base rate loans ranges from 0.50% to 1.75% and for Eurodollar loans ranges from 1.50% to 2.75%, in each case, based on the Total Leverage Ratio (as defined in the Credit Agreement) for the applicable period;

•	increase the maximum incremental facilities the borrowers may request from $25.0 million to $100.0 million; and

•	increase the maximum Total Leverage Ratio (as defined in the Credit Agreement) that must be maintained under the Credit Agreement from 4.75 to 1.00 to 5.00 to 1.00 (and from 5.00 to 1.00 to 5.25 to 1.00 during a Material Transaction Period (as defined in the Credit Agreement)).

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Credit Agreement is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
10.1	Sixth Amendment to Credit Agreement, dated as of April 16, 2021
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, as its sole general partner
Date: April 20, 2021
	By:	/s/ Jason E. Paral
	Name:	Jason E. Paral
	Title:	Vice President, Associate General Counsel and Secretary

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